EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of March 31, 2019

5300 Development LLC
Affordable Funerals and Cremations of America, Inc.
American Funeral Financial, LLC
Beta Capital Corp.
C & J Financial, LLC
California Memorial Estates, Inc.
Canadian Funeral Financial, LLC
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Dry Creek Property Development, Inc.
EverLEND Mortgage Company
FFC Acquisition Co., LLC dba Funeral Funding Center
First Guaranty Insurance Company
Greer-Wilson Funeral Home, Inc.
Holladay Cottonwood Memorial Foundation
Holladay Memorial Park, Inc.
Insuradyne Corporation
Marketing Source Center, Inc. dba Security National Travel Services
Memorial Estates, Inc.
Memorial Insurance Company of America
Memorial Mortuary, Inc.
Mortician's Choice, LLC
New York Land Holdings, Inc.
Paradise Chapel Funeral Home
Reppond Holding Company
Security National Funding Company
Security National Life Insurance Company
Security National Real Estate Services, Inc. also dba Security National Commercial Capital
SecurityNational Mortgage Company
Select Appraisal Management, Inc.
SN Diamond LLC
SN Farmington LLC
SN Mapleton, LLC
SN Midway, LLC
SN Shadow Cliffs, LLC
SN Sunset LLC
SNFC Subsidiary, LLC
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company